UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

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ChannelAdvisor Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Aerial Center Parkway
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 228-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On October 31, 2013, ChannelAdvisor Corporation (the “Company”) and certain of its wholly owned subsidiaries entered into an amendment (the “Second Amendment”) to its Loan and Security Agreement with Gold Hill Capital 2008, L.P., originally dated March 21, 2012 (the “Loan Agreement”). Under the Second Amendment, the parties have agreed that if the Company elects to prepay outstanding amounts under the Loan Agreement, the Company will pay a fixed prepayment fee of One Million Dollars ($1,000,000) and will no longer be required to pay all remaining scheduled payments of interest to become due over the original term of the Loan Agreement.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The Loan Agreement was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-187865), filed with the Commission on April 11, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1
Second Amendment to Loan and Security Agreement, dated as of October 31, 2013, by and among the Registrant, MerchandisingAdvisor Corporation, CA Marketplaces, Inc., ChannelAdvisor UK Limited, CA Washington LLC and Gold Hill Capital 2008, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ M. Scot Wingo
Date:	October 31, 2013		M. Scot Wingo
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1
Second Amendment to Loan and Security Agreement, dated as of October 31, 2013, by and among the Registrant, MerchandisingAdvisor Corporation, CA Marketplaces, Inc., ChannelAdvisor UK Limited, CA Washington LLC and Gold Hill Capital 2008, L.P.